CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated February 14, 2020, relating to the financial statements and financial highlights, which appear in T. Rowe Price Equity Index 500 Fund’s (one of the funds constituting T. Rowe Price Index Trust, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated February 20, 2020, relating to the financial statements and financial highlights, which appear in T. Rowe Price Mid-Cap Index Fund and T. Rowe Price Small-Cap Index Fund’s (two of the funds constituting T. Rowe Price Index Trust, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 26, 2020